UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

MangoSoft, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-30781	87-0543565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 Riverside Street, Suite A, MS A-8 Nashua, NH	03062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 324-0400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 4, 2008, MangoSoft, Inc. (the “Company”) entered into an agreement to settle its patent litigation (the “Agreement”) with Skype Technologies SA, Skype Software SARL and eBay Inc. (“eBay”) titled Mangosoft Intellectual Property, Inc. v. Skype Technologies, S.A. et al., Civil Action No. 2:06CV-390 TJW, which was pending in the United States District Court for the Eastern District of Texas (the “Litigation”).

Under the terms of the Agreement, eBay and its affiliates and subsidiaries will receive a non-exclusive license to all of the patents or patent applications now owned by the Company, or in which the Company has a controlling interest, for a one time fee in the amount of $2,300,000. The Agreement also provides for general releases and dismisses the existing litigation between the parties.

Item 8.01	Other Events.

On December 16, 2008, the Company issued a press release announcing the settlement of the Litigation.  A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The Company herewith files the following exhibit:

99.1  Press Release issued by the MangoSoft, Inc. on December 16, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MangoSoft, Inc.

Date: December 22, 2008	/s/ Dale Vincent
Dale Vincent
Chief Executive Officer